EXHIBIT 10.17


                        INDEPENDENT CONTRACTOR AGREEMENT

     This Agreement is made ,and entered into as of the _____ day of ____________________, by and between Neptune Pre-Need Plan Inc. (hereinafter called "Neptune") and _____________ (hereinafter called "Salesperson").

     WHEREAS, Salesperson is engaged in the business of selling goods and services manufactured or furnished by others; and

     WHEREAS, Neptune has the need for such services in its business of selling pre-need cremation contracts; and

     WHEREAS, the parties to this Agreement intend to create the relationship of company and independent contractor, not that of employer and employee;

     NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the parties hereto agree as follows:

     1. Salesperson as Independent Contractor. Salesperson is and will be considered an independent contractor under this Agreement. Nothing contained herein is intended by the parties to create an employment relationship, a partnership, or a joint venture. Salesperson hereby assumes all responsibility for any and all tax obligations arising from Salesperson's status as an independent contractor.

     2. Salesperson's Duties. Salesperson shall have the following duties under this Agreement:

     (a) Salesperson shall attempt to sell the services offered by Neptune Society of Los Angeles, Ltd. (hereinafter referred to as "Neptune Society") by procuring the signatures of third persons on pre--need cremation contracts to be performed by Neptune Society at a future date. Salesperson shall solicit members of Neptune Society and other leads provided by Neptune. Salesperson may also, and is encouraged to, procure and solicit the Salesperson's own leads.

     (b) Salesperson shall provide any and all equipment, -supplies and materials as may be necessary to fulfill Salesperson's duties under this Agreement. Salesperson is also responsible for the payment of any and all business or traveling expenses incurred in performing Salesperson's duties under this Agreement. Salesperson understands that he/she may suffer a loss in the event that the expenses associated with the items described in this Paragraph
(b) exceed the Salesperson's compensation under Section 5 of this Agreement.

     (c) Salesperson shall hire, supervise and pay the assistants, if any, that Salesperson feels are necessary or desirable to fulfill his/her duties under this Agreement.

     3. Salesperson's Rights.

     (a) Salesperson retains the right to contract to provide similar services to other individuals and other businesses.

     (b) Salesperson shall have no obligation to work any particular hours or any particular amount of hours.

     (c) Salesperson shall have no obligation to perform any services other than those required to complete its duties under this Agreement.

     (d) Neptune agrees that it shall have no right to control or direct the details, manner or means by which Salesperson accomplishes the results of the work required of Salesperson under this Agreement. Neptune, however, will sever its relationship with Salesperson upon learning that Salesperson has utilized any illegal, fraudulent, deceptive or misleading methods of sales.

     (e) Salesperson may perform the duties required under this Agreement at any location selected by Salesperson. Salesperson shall not be limited to any designated territory or route.

     (f) Salesperson may perform the duties required under this Agreement in such order or sequence determined by Salesperson without interference from Neptune or any other person.

     (g) Salesperson need not submit reports to Neptune. Completed pre--need cremation contracts, however, must be submitted for the purpose of calculating the commissions due to Salesperson.

     4. Salesperson's Expenses. As full and complete compensation for the services required under this Agreement, Salesperson shall be entitled to only the payments described in Section 5 of this Agreement. Salesperson shall not be entitled to bonuses , sick pay, fringe benefits, or any additional compensation. Salesperson shall be responsible for all expenses incurred in fulfilling Salesperson's duties under this Agreement.

     5. Payment. Salesperson shall be entitled to the following compensation, but only upon completing the sale of a pre--need cremation or related service to the satisfaction of Neptune which shall not occur prior to the receipt of good funds from the pre-need client.

     (a) For each completed basic pre-need cremation contract that Salesperson procures, the Salesperson shall be paid $____________. A basic pre-need cremation contract includes the sale of a cremation container, cremation urn, crematory cost, membership fee, professional services fee and sales tax.

     (b) Additional compensation is available for the sale of the following services:

     (1) For the sale of a travel option, Salesperson shall be paid, in addition to the other amounts set forth herein, the sum of $_____________;

     (ii) If the basic pre-need cremation contract is procured through a self--generated lead which is secured by the Salesperson and which is neither a lead provided by Neptune nor a sale to an existing member of Neptune Society, the Salesperson shall be paid, in addition to the other amounts set forth herein, the sum of $_____________; and

     (iii) If the basic pre-need cremation contract is paid in full upon execution by the pre-need client, the Salesperson shall be paid, in addition to the other amounts set forth herein, the sum of $____________.

     Amounts owed to Salesperson on all properly executed pre-need cremation contracts submitted to Neptune prior to the 15th day of each month will be paid on or before the 20th day of such month. Payments due to Salesperson on all properly executed preneed cremation contracts submitted to Neptune prior to the last day of each month will be paid to Salesperson on or before the 5th day of the following month.

     6. Salesperson's Equipment.

     (a) Salesperson will provide any and all vehicles, telephones and other equipment necessary to perform Salesperson's services hereunder at Salesperson's sole cost and expense.

     (b) Salesperson shall be solely responsible for repairs, maintenance and all other expenses associated with all vehicles and other equipment which are used in fulfilling the terms of this Agreement.

     7.  Neptune's  Duties.  Neptune  shall  pay  Salesperson   compensation  in
accordance with Section 5 of this Agreement. No other duties are assumed by Neptune under this Agreement, including but not limited to the following:

     (a) Neptune shall not instruct Salesperson as to the time, place or method of performing Salesperson's duties under this Agreement.

     (b) Neptune shall not train Salesperson to perform the services required under this Agreement in any particular method or manner.

     (c) Neptune shall not hire, supervise or pay any assistants which the Salesperson deems necessary or advisable for fulfilling Salesperson's duties under this Agreement.

     (d) Neptune shall not provide Salesperson with any tools or equipment which may be necessary or desirable to fulfill Salesperson's duties under this Agreement.

     8. Complete  Agreement.  This is the complete agreement between the parties
and  supersedes  all  prior   contracts,   correspondence,   negotiations,   and
discussions.

     9. Construction.

     (a) This Agreement prevails over any conflicting parts of any pre--need cremation contract or other document or agreement (whether handwritten, typed, printed or oral).

     (b) This Agreement constitutes the product of negotiation of the parties hereto, and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against any party based upon the source of draftsmanship hereof.

     10. Partial Invalidity. If any part or parts of this Agreement are held invalid, illegal or unenforceable, the rest will remain valid and enforceable.

     11. Notices. Any and all notices between or among the parties to this Agreement shall be in writing and shall be deemed made or given when personally served or within three days after being placed in the United States mail, postage prepaid, registered or certified, return receipt requested, and addressed as follows: Notices to Salesperson shall be addressed in the manner indicated following Salesperson's signature on this Agreement; Notices to Neptune shall be addressed to Neptune Pre-Need Plan, Inc., ___________________. The address of any of the parties hereto may be changed by giving notice as required in this paragraph.

     12. Modification. This Agreement may not be modified except in a writing signed by both parties.

     13. Non-Waiver of Rights and Breaches. No failure or delay of a party hereto in the exercise of any right given to such party hereunder or by law shall constitute a waiver thereof, nor shall any single or partial exercise of any of such rights preclude any other further exercise thereof or of any other right. The waiver by a party hereto of any breach of any provision hereof shall not be deemed to be a waiver of any subsequent breach thereof, or any breach of any other provision.

     14. Term.

     (a) This Agreement shall be effective for a term of one year, and shall continue for successive one-year terms, unless it is terminated pursuant to subsection (b) below.

     (b) Due to the extremely sensitive nature of the duties required of Salesperson under this Agreement, this Agreement may be terminated by either party, at any time, with or without cause, and with or without notice. Services provided before the termination of this Agreement will continue to be subject to the terms hereof.

     15. Choice of Law. This Agreement shall be enforced and governed by and construed under the laws of the State of California.

     16. Trade Secrets. Salesperson acknowledges that, pursuant to this Agreement, Salesperson will have access to trade secrets and confidential information about Neptune and Neptune Society, their services, customers and business operations. Salesperson agrees that, while this Agreement is in effect and for a period of one year after its termination, Salesperson will not use such confidential information or trade secrets for any purpose other than as specifically provided in this Agreement and will not, directly or indirectly, disclose to any third person any such confidential information or trade secrets.

     IN WITNESS WHEREOF, Neptune and Salesperson have executed this Independent Contractor Agreement as of the date and year first above written.

SALESPERSON                                   NEPTUNE PRE-NEED PLAN, INC.
                                              By:
   Signature                                  Its:

   Print Name


   Street Address

   City/State/Zip Code

   Telephone Number